                                  EXHIBIT 10.9


                        LESSEE'S PARTICULAR ATTENTION IS
                       CALLED TO ARTICLE VII OF THIS LEASE

                                                   Form Approved August 14, 1992

PROOF READ     TDW BP                              MINERAL LEASE NO.    46431
           -----------------                                         -----------

MINERAL LEASE APPLICATION NO.  46431     GRANT:  SCH
                             ----------


                              UTAH STATE LEASE FOR
                             METALLIFEROUS MINERALS


     THIS UTAH STATE MINERAL LEASE AND AGREEMENT entered into and executed in duplicate as of the 22nd day of February, 1994, by and between the STATE OF UTAH, acting by and through the BOARD OF STATE LANDS & FORESTRY and DIVISION OF STATE LANDS & FORESTRY, DEPARTMENT OF NATURAL RESOURCES, with the office located at 355 West North Temple, 3 Triad Center, Suite 400, Salt Lake City, Utah 84180-1204, hereinafter called the "LESSOR," and

                              Summo USA Corporation
                              c/o St. Mary Minerals Inc.
                              1776 Lincoln Street, Suite 1100
                              Denver, CO 80203

(whether one or more individuals, corporation, or other entities) with business office or address as shown above, hereinafter called the "LESSEE,"

                                   WITNESSETH:

     That the State of Utah as Lessor, for and in consideration of the fees, rents, royalties, and any other financial consideration paid or required to be paid by Lessee, and the terms and conditions to be performed by Lessee as hereinafter set forth, does hereby GRANT AND LEASE to the Lessee the exclusive right and privilege to explore for, drill for, mine, remove, and dispose of the particular mineral or minerals described in Article I hereof, hereinafter called the "leased substances," situated within the boundaries of the following-described tract of land (extending vertically downward from the surface) in San Juan County, State of Utah, to-wit:

     TOWNSHIP 30 SOUTH, RANGE 26 EAST, SLB&M.
     Section 32: W 1/2


containing 320,00 acres, more or less.

     This Mineral Lease is granted for and in consideration of and subject to all of the terms, provisions, and conditions hereinafter set forth:

                    ARTICLE I. MINERALS COVERED BY THIS LEASE

     This Mineral Lease covers the following-described leased mineral substances with the boundaries of the above-described lands, to-wit:

     METALLIFEROUS MINERALS

     "Metalliferous Minerals" are herein defined to include any ore containing any of the following minerals: Aluminum, Antimony, Arsenic, Beryllium, Bismuth, Cadmium, Chromium, Cecium, Columbium, Cobalt, Copper, Flourspar, Gallium, Gold, Germanium, Hafium, Iron, Indium, Lead, Mercury, Manganese, Molybdenum, Nickel, Platinum, Group Metals, Radium, Selenium, Scandium, Silver, Rare Earth Metals, Rhenium, Tantalium, Tin, Thorium, Tungsten, Thallium, Tellurium, Vanadium, Uranium, Zinc, together with other minerals which are found in association with said specified minerals in such a manner that they cannot be mined separately.

     In the event Lessee, or the operator or any contractor for Lessee, shall discover within said lands some mineral or minerals other than the mineral or leased substances covered by this lease, Lessee shall promptly notify the Lessor of the kind or nature of such mineral or minerals not included in this lease.

        ARTICLE II. PRIMARY TERM AND POSSIBLE EXTENSION OF TERM OF LEASE

     This lease is granted for a primary term of TEN (10) years commencing on the first day of the month following the date hereinabove first written and as long thereafter as the leased substances shall be produced in commercial quantities from the abovedescribed lands, on condition that Lessee shall perform the terms and provisions required to be performed by Lessee including payment of rents and royalties within the times required herein; provided however, that it is expressly agreed that at the end of each period of ten (10) years following the effective date of this lease, the State of Utah as Lessor shall have the right to readjust the terms and conditions of this lease as may then be determined to be in the best interest of the State of Utah as trustee-owner of the mineral estate. In the event of failure or refusal of the Lessee to accept and agree to the readjustment of the terms and conditions submitted by Lessor at the end of such ten (10)-year period, such failure or refusal to accept such readjustment of terms, conditions, or royalty shall operate to forfeit any right to extension of the term of this Mineral Lease and terminate this lease except for the rights of the State of Utah to recover any royalties then owing the State and/or any damages for which Lessee may be liable. This lease will not be extended beyond the end of the twentieth year except by the production of the leased substances in commercial quantities from the leased lands. If Lessee ceases production of leased substances in commercial quantities this lease will terminate one (1) year from the date of last commercial production, unless Lessee commences commercial production at least three (3) months prior to the end of such year and such commercial production then continues for at least six
(6) months.

                  ARTICLE III.  APPLICABLE LAWS AND REGULATIONS

     This lease is issued pursuant to the provisions of Title 65, Utah Code Annotated, 1953, as amended, and subject to all valid Rules and Regulations and requirements adopted by the Board of State Lands & Forestry, and of the Board of Oil, Gas, and Mining, applicable to the subject matter of this lease, together with all requirements of the Utah Mined Land Reclamation Act, all requirements of the State Antiquities Act, Title 63, Chapter 18, and all valid rules and regulations relating to safety, sanitation, and health whether under the jurisdiction of the Division of Oil, Gas, and Mining with respect to operations under this lease or under the jurisdiction of some other State agency.

                    ARTICLE IV.  RIGHTS TO THE SURFACE ESTATE

     If the surface estate of all or some portion of the hereinabove-described lands is owned by the Lessor, Lessee shall be entitled to use reasonably and prudently such portions of the surface estate owned by Lessor as shall be reasonably necessary to explore and prospect for, mine, drill, remove, and dispose of the leased mineral substances, including permission to establish and maintain in a safe condition on the surface estate owned by Lessor, access roads, communication lines, tanks, pipelines, reservoirs, mills, processing plants, reduction works, dumps, and other essential structures, facilities, machinery, and equipment, reasonably necessary and expedient for the economic operation of the leasehold and in furtherance of production, treatment, and disposition of the leased substances under this lease. Such surface uses shall be exercised subject to the rights reserved to the State of Utah as provided in
Article V hereof, and without unreasonable interference with the rights of any prior or subsequent lessee of the State of Utah under the program of multiple use.

     If the surface estate of any portion of the described lands is not owned by the State of Utah, except for a reserved right of entry to the mineral estate or mineral estates, the Lessee may exercise such right of entry to the mineral estate covered by this lease, at the sole cost and expense of Lessee herein and without cost to the State of Utah. If any damage is caused directly or indirectly to the surface estate by the Lessee or by the contractor or operator for Lessee, Lessee shall make proper restitution and indemnify the surface owner or owners. Lessee also shall make proper rehabilitation as required by the Utah Mined Land Reclamation Act and as required by all lawful rules and regulations adopted thereunder.

     Lessor will require a bond to be posted or other security given to the State to be filed with Lessor or any other State agency or officer in a principal amount determined by Lessor to be adequate to assure appropriate reclamation and restitution for any damage to the surface estate.

                 ARTICLE V. EXCEPTIONS AND EXCLUSIONS FROM LEASE

     Lessor hereby excepts and reserves from the operation of this lease the following rights and privileges:

     FIRST: The right to establish rights of way and easements on, through, or over the land above described, for utility corridors and for joint or joint and several uses, as may be necessary and appropriate for the management of the above-described lands and other lands of Lessor or lands administered by Lessor, and for the working of other deposits within said lands under mineral leases granted to others under the program of multiple use.

     SECOND: The right to issue mineral leases to other lessees covering minerals not included in this lease, under such terms and conditions which will not unreasonably interfere with operations under this lease in accordance with the principle of multiple use provided by law.

     THIRD: In the event Lessor owns the surface estate in said lands or portions of said lands above described, Lessor retains the right to use, lease, sell, or otherwise dispose of the surface estate in said lands or any part thereof, under existing State laws or laws subsequently enacted, insofar as such surface is not essential for the Lessee herein in exploration, prospecting for, mining, drilling, removal, or disposal of the leased substances covered by this lease, to the extent that such use, lease, or sale of the surface estate does not unreasonably interfere with the rights granted to the Lessee herein. Lessor shall notify Lessee herein of any such sale, lease, use, or other disposition of the surface estate.

                  ARTICLE VI. PAYMENT OF RENTALS AND ROYALTIES

     For and in consideration of the leasehold rights granted to the Lessee, in addition to all other terms and conditions required to be performed by the Lessee, the Lessee hereby covenants and agrees with Lessor to pay rentals and royalties as follows:

     FIRST: Lessee agrees to pay Lessor as rental for the land covered by this lease the sum of One Dollar ($1.00) per acre and for each fractional part of an acre, each year in advance on or before the first day of the month following the anniversary date of this lease, except the rental for the first year which has been paid with the application for this lease. All rentals paid shall be credited against actual Production Royalties for the lease year in which they shall accrue, but such rentals shall not be credited against the Minimum Royalties under subparagraph "Fourth" of this ARTICLE VI.

     SECOND: Lessee shall pay lessor a royalty of eight percent for fissionable metalliferous minerals and four percent for non-fissionable metalliferous minerals. The royalty shall be based on the gross value of the ores produced from the leased lands and sold by the lessee under an arms-length contract, except that if there is not an arms-length contract for the ore the royalty shall be based on the gross value received by the lessee under an arms-length contract for the processed product(s) produced from the leased lands less actual processing and refining costs. Processing and refining deductions will not include mining, administrative, or depreciation costs, or deductions for property taxes. Should the processed products be sold under a non-arms-length contract the royalty shall be based on the amount received under the non-arms-length contract or the fair market value of the products whichever is greater, less the allowable deductions as set forth above.

     THIRD: Payment of Production Royalty shall be made by Lessee to Lessor, as herein required, on or before the last day of the month next succeeding the month during which the minerals or leased substances shall have been shipped or sold or used. In connection with such payment of Production Royalty, the Lessee shall submit a certified statement of the production of all leased substances mined or extracted from the hereinabove-described lands, according to the foregoing royalty schedule together with such information required by the Board of State Lands & Forestry to verify production and disposition of mineral substances produced and disposed of from the leased premises.

     FOURTH: Lessee may maintain this lease in force beyond the primary term of ten (10) years from the effective date of the lease by paying Lessor, in addition to rentals and production royalties as hereinabove required, an annual minimum royalty of three (3) times the annual rental, providing the lessee is engaged in diligent operations, exploration, research, or development activity which is reasonably calculated to advance development or production of the mineral covered by the lease from the leased premises or lands pooled or unitized with or constituting an approved mining or drilling unit in respect to the leased premises.

     Said annual minimum royalty shall be paid each year in advance, commencing with the eleventh year of the lease, along with the regular annual rental required to be paid under the terms of this lease. Said rental per acre and said Minimum Royalty shall be paid on each and every acre in this lease to extend the term of this lease and to keep this lease in force and effect.

     Rentals and Minimum Royalties paid annually shall be credited against actual Production Royalties for the year in which they accrue during the original term, or any extension thereof, but annual rentals shall not be credited against Minimum Royalties.

                      ARTICLE VII. MINERAL TITLE OF LESSOR

     Lessor claims title to the mineral estate covered by this lease. Lessor does not warrant title nor represent that no one will dispute the title asserted by Lessor. It is expressly agreed that Lessor shall not be liable to Lessee for any alleged deficiency in title to the mineral estate, nor shall Lessee or any assigns of the Lessee become entitled to any refund for any rentals, bonuses, or royalties paid under this lease.

                           ARTICLE VIII. WATER RIGHTS

     In the event Lessee shall initiate any water rights on the leased premises, such right shall become an appurtenance to the leased premises; and upon surrender, cancellation, or termination of this lease, Lessee or assigns of Lessee shall assign and convey such water rights and any application for appropriation of water to beneficial use relating to the land or the mineral estate covered by this lease to Lessor.

     If the Lessee shall purchase or otherwise acquire any water rights on some other land and file with the State Engineer appropriate application for change of use onto the premises covered by this lease, the Lessor herein shall have an option for 45 days after the expiration, surrender, or termination of this lease to purchase said otherwise acquired water rights at the acquisition costs of the Lessee. Such option shall begin to run from the date of termination, surrender, or expiration of this lease or from the date when Lessee shall specify in writing the acquisition costs of such other water rights, whichever date is the later date. Unless Lessor accepts such written offer to convey such rights at the actual acquisition costs within said period of 45 days, Lessor shall be deemed to have rejected the offer. Upon payment of the said acquisition costs by the Lessor, Lessee herein shall assign and transfer such acquired water rights to the Lessor.

         ARTICLE IX. WRITTEN CONSENT REQUIRED FOR ASSIGNMENT OR SUBLEASE

     Lessee shall not assign this lease nor any portion thereof, nor any rights or privileges herein granted, without the prior written consent of Lessor. Nor shall the Lessee issue any sublease without the prior written consent of Lessor. Any assignment of lease and any sublease issued without prior written consent of Lessor shall be void ab initio.

     In the event Lessor shall approve an assignment of this lease or of any part hereof, such assignment shall be subject to all of the terms, conditions, and obligations of the Lessee herein set forth. All of the terms, covenants, conditions, and obligations of the Lessee shall be binding upon the heirs, executors, administrators, successors, and assigns of the Lessee. This provision also shall apply to any sublease issued by Lessee and approved by Lessor.

                     ARTICLE X. OVERRIDING ROYALTY LOCATION

     Neither the Lessee nor the assignee of Lessee shall create or grant any overriding royalty except as permitted by law and by the Rules and Regulations of the Board of State Lands & Forestry. Overriding royalty assignments shall not become effective, even if otherwise valid, until filed with the Lessor.

                ARTICLE XI. SURRENDER OR RELINQUISHMENT OF LEASE

     Lessee may surrender this lease for cancellation by Lessor as to all or any part of the leased lands, but not for less than a quarter-quarter section or surveyed lot, upon payment of all rentals, royalties, and other amounts then due and owing to the Lessor, by filing with Lessor a written relinquishment. As to rental, such relinquishment shall be effective on the date of filing, but otherwise on the date of cancellation by the Lessor.

      ARTICLE XII. NOTICE OF COMMENCEMENT OF OPERATIONS, PLANS, PLATS, BOND

     Not less than sixty (60) days before commencement of exploration, drilling, or mining operations, Lessee shall give written notice hereof to the Division of State Lands & Forestry and the Division of Oil, Gas, and Mining, together with a plan of operation and a topographic map showing every proposed shaft, tunnel, open pit, drill site, and access road to be used. Lessor shall make an assessment of such plan of operation and either endorse or stipulate changes in Lessee's plan of operation, or request additional information within the sixty (60) day notification period. Lessee shall not proceed with the execution of any such plan of operation without first receiving the written approval of Lessor. Lessee shall maintain at the mine office clear, accurate, and detailed maps of all actual and planned operations on a scale of not more than 50 feet to the inch, with points coordinated with public land surveys showing distance to the nearest public survey monument or reestablished survey corner. Such maps and plats shall be on tracing cloth or other material which is substantially permanent and of which clear and distinct photo copies or blueprints can be readily made without unreasonable delay. Such maps or plats shall show the workings from time to time, as the same are extended. In the event that the operations on the above-described leasehold are intended to be conducted in conjunction with adjacent lands, whether Federal, State, or privately-owned lands, the map and plats shall clearly show how the operations are to be coordinated. All surveys shall be conducted by a licensed surveyor or engineer qualified to practice in Utah. All such maps or plats shall be certified by the surveyor or engineer preparing the same. The State or any agency of the State of Utah, including the Division of Oil, Gas, and Mining, shall be entitled to a true and correct copy thereof, together with the proposed plans of operation.

     After Lessor receives notice of intent to commence mining operations, upon request of the Lessor, the Lessee shall furnish a bond with an approved corporate surety company authorized to transact business in the State of Utah, or such other security acceptable to the Lessor, in an amount to be determined by Lessor, after taking into account the value of the land and the amount of potential damage which likely will result from such proposed mining operations, and which bond or other security shall be conditioned upon payment of all rentals and royalties from the leasehold and other sums which may become payable to the Lessor, and to assure full compliance with the terms and conditions of this lease and compliance with all Rules and Regulations of the Board of State Lands & Forestry and all Rules and Regulations of any other State agency having jurisdiction over mining operations, and also conditioned upon payment of all damages to the surface and improvements thereon if this lease covers surface estate or some portion of the surface estate which has been sold or otherwise leased, and any damage caused by Lessee to any other lessee of the State of Utah with respect to said land. Such bond or other security furnished prior to commencement of development of the leasehold may be increased in such reasonable amounts as the Lessor may require after discovery of any of the leased substances.

     If the plan of mining development or mining operations includes core-drilling, the plan of operations shall disclose the locations of core-drilling operations.

    ARTICLE XIII. ALL OPERATIONS TO BE CONDUCTED IN A LAWFUL, PRUDENT MANNER

     Lessee shall conduct all operations under this lease in a lawful, prudent, and good workmanlike manner for the effective and safe production of the mineral substances covered by this lease, and to avoid unnecessary damage and injury to the leasehold estate, and also to avoid damage and wastage of other natural resources not covered by this lease. All operations of Lessee, whether conducted directly by Lessee or by operators or contractors, shall be at the sole cost and expense of Lessee.

     It is expressly covenanted and agreed that Lessor does not grant Lessee or any person dealing with Lessee any right to subject the property hereinabove described, nor any leased substances, to any lien-rights for labor or mechanic's liens, nor to any materialmen's liens, nor to any other lien for any act, omission, neglect, or performance of Lessee or its agents, employees, and contractors. In the event any one shall file any notice or claim of lien against said property or any estate in said property, Lessee shall take all necessary steps expeditiously to have such notice or claim released of record. Lessee shall save Lessor harmless from any and all lien notices and claims against said land arising from any act or neglect of Lessee and any contractor or operator of Lessee in any operations on or relating to the hereinabove described lands.

     Lessee shall not fence off or otherwise make inaccessible to livestock lawfully on the surface of said premises any watering place without the written consent of Lessor; provided, that Lessee shall not permit any livestock to come upon any portion of the leasehold to pollute any surface or subsurface water available or capable of being made available for domestic use or irrigation. In the operations of Lessee, Lessee shall comply with all laws and regulations for control of water which might be encountered or which might seep into any formation, to avoid pollution of surface and underground waters as required by Chapter 14, Title 73, Utah Code Annotated, 1953, as amended. Lessee shall comply with all valid laws and regulations relating to prevention and suppression of fires, make all necessary provisions for sanitary disposal of wastes, and in all operations connected with said leasehold take appropriate measures for protection of human life and prevention of injuries and disease.

     ARTICLE XIV. RIGHTS OF LESSOR FOR INSPECTIONS OF LEASEHOLD AND RECORDS

     Lessor, its officers, and agents have the right at all reasonable times to enter upon the leased lands and premises to inspect the conditions of the leasehold, the work done under the terms of this lease, and the production obtained from the leasehold, such entry and inspections to be done in such a manner as shall not unreasonably interfere with the lawful operations by the Lessee in performance of the terms and conditions of this lease.

     Lessor also shall have the right to examine all books and records pertaining to operations under this lease whether such books and records are located within a building on the leased premises or located in an office elsewhere and to make copies and abstracts of such records if desired by Lessor. Lessor, its officers, and agents shall have the right to post upon or within the leasehold such notices deemed proper or expedient by Lessor.

     If Lessee maintains an office in another State or in a foreign country, Lessee nevertheless shall maintain within the State of Utah proper and adequate records relating to operations on this leasehold and also relating to production of leased substances and payment of rentals and royalties. Lessee also shall have a resident agent in the State of Utah to whom any and all notices may be sent by Lessor and on whom process may be served. In the event of any change in the address of Lessee's office in the State of Utah, Lessee shall promptly furnish Lessor with written notice of such change of address within the State of Utah. Examinations of records of Lessee by the Lessor shall be conducted at reasonable times.

     In the event Lessee conducts core-drilling operations within the leasehold, or by directional drilling from adjacent land, Lessor shall have a right of inspection of core samples and any analysis made thereof and any assay; provided, that any report obtained by Lessor of any core-drilling operations may be declared confidential information by Lessee, in which event Lessor shall keep such information in a separate confidential information file. Such information shall not be disclosed to any competitor nor to any one except to a representative of the Attorney General of the State of Utah until Lessee waives confidentiality or upon surrender, expiration, or termination of this lease.

     After completion of any core drilling, Lessee shall notify Lessor; and Lessee shall cause all core holes to be plugged or sealed as expeditiously as possible after the need for keeping such core holes unplugged ceases, in accordance with regulations and requirements of the Division of Oil, Gas, and Mining.

        ARTICLE XV. OPERATIONS IN CONJUNCTION WITH MINING ON OTHER LANDS

     In the event Lessee, in the interest of economy in mining operations, desires to conduct mining operations on or within the above-described lands in conjunction with mining operations on or within any adjacent Federal, State, or privately-owned land by utilization of shafts, inclines, or tunnels within either the above-described lands or within adjacent lands, Lessee shall make application in writing to the Board of State Lands & Forestry and submit with such application a detailed plan of operations illustrating how leased substances mined from the above-described lands can and will be mined, segregated, and separately accounted for from leased substances mined from some adjacent land. No such operations shall be conducted without written approval of the Board. Any approval granted by the Board shall be conditioned upon proper segregation and proper accounting and record keeping of leased substances mined from each property. Separate records shall be required for accounting for leased substances mined from the above-described lands.

     In the event Lessee desires to process or mill leased substances from the abovedescribed land in conjunction with processing or milling of leased substances from adjacent or some other lands, whether such processing or milling is intended to be performed on the above-described land or on some other land, Lessee shall submit to the Board a written application detailing how the leased substances mined from the above-described lands shall be segregated and separately accounted for in computation of royalty payments from leased substances mined from other lands. Any Board approval for any such arrangements shall be conditioned upon segregation of leased substances produced from the above-described lands from mineral substances produced from other lands with adequate safeguards to assure proper accounting for determination of royalty.

     If application is granted for either type of operation or for both, all procedures for either production or milling of minerals shall be subjected to examination by the Division of State Lands & Forestry and by the Division of Oil, Gas, and Mining to determine whether either type of arrangement functions satisfactorily without detriment to the State of Utah. If such inspection results in an adverse report with recommendations for modification or discontinuance of such operations, a copy of the report with recommendations shall be submitted as expeditiously as possible to the Lessee. If any objectionable condition is not promptly remedied to safeguard the rights of the State as Lessor, the Board of State Lands & Forestry shall have the right to order discontinuance of such arrangement; and failure to comply with such order of the Board shall constitute a breach of this Lease Agreement.

           ARTICLE XVI. SPECIAL REQUIREMENTS IN EVENT OF STRIP-MINING

     In the event Lessee desires to conduct any strip-mining or open-pit mining or operations which will materially disturb the surface of the above-described lands or some portion thereof, at least sixty (60) days before commencing such type of mining activities, Lessee shall submit to the Division of State Lands & Forestry the proposed plan of operations together with a proposed plan of surface rehabilitation in compliance with the Utah Mined Land Reclamation Act and in compliance with the Rules and Regulations adopted thereunder. A copy of such proposed plan of operations and proposed plan of surface rehabilitation also shall be submitted to the Division of Oil, Gas, and Mining. No such operations shall be commenced until the Division of Oil, Gas, and Mining approves the plan of operations and approves a program of rehabilitation. Security may be required of Lessee to assure appropriate rehabilitation in accordance with the said statute and rules and regulations adopted thereunder.

          ARTICLE XVII. EQUIPMENT OR FACILITIES TO REMAIN WITH THE LAND

     Upon surrender, forfeiture, expiration, or termination of this lease, any and all underground timbering supports, shaft linings, rails, and other installations necessary for the support of underground tunnels, shafts, inclines, or other underground mine supports, together with all rails or head frames and all other underground construction and safety equipment annexed to the ground (excluding detachable motor-driven machinery) which cannot be removed without creating a danger to any shaft, tunnel, incline, or other underground improvements annexed to the mine, and including equipment installed underground to provide for ventilation of the mine or some portion thereof, shall be left within said land above described by the Lessee, operator, and contractor of Lessee and shall remain a part of the realty.
Lessor shall acquire all rights thereto without indemnification of Lessee or operator or contractor for Lessee. Except as herein specifically excepted, all personal property of Lessee, including removable machinery, equipment, tools, and stockpiles of leased substances for which royalty has been paid shall remain the property of Lessee or operator or contractor for Lessee and Lessee or operator or contractor for Lessee may remove the same at the sole expense of Lessee or operator or contractor within two (2) months following expiration, forfeiture, surrender, or termination of this lease, except that the Board of State Lands & Forestry for good cause shown shall have the right to grant a reasonable extension of time beyond the period of two (2) months for removal of any and all equipment which may be removed by Lessee or operator or contractor as herein provided. At the end of such period, Lessor may consider abandoned and lay claim to any or all equipment or stockpiles remaining on the premises.

     Upon expiration, surrender, forfeiture, or termination of this lease or abandonment of the leasehold by Lessee, the Lessee shall cause to be sealed or properly shut off all or parts of the mine openings including shafts and tunnels in the manner and method required by the Director of the Division of Oil, Gas, and Mining, and to abate any hazardous condition which may have been left by Lessee, such abatement of hazardous condition to be performed in accordance with reasonable requirements of the Director of the Division of Oil, Gas, and Mining.

             ARTICLE XVIII. CONSENT TO SUIT IN STATE DISTRICT COURT

     It is agreed that if there arises any controversy between lessor and Lessee or any successor in interest of Lessee which needs to be litigated, Lessee or any one claiming by or under the Lessee shall bring such action in the District Court of Salt Lake County, State of Utah, after compliance with the requirements of State statutes for bringing suit, including compliance with the requirements of the State Governmental Immunity Act, Title 63, Chapter 30, Utah Code Annotated, 1953, as amended. Neither Lessee nor any assignee of lessee nor against the State of Utah or against any State agency in the United States District Court for the District of Utah, nor in any other United States District Court in some other state, nor in the District of Columbia.

             ARTICLE XIX. REMEDIES FOR DEFAULT BY LESSEE OR ASSIGNS

     This Mineral Lease and the terms and conditions of this lease agreement issued by the State of Utah are made with the Lessee herein on condition that Lessee and any lawful successor in interest to Lessee shall perform all covenants and terms and conditions herein set forth to be performed by Lessee or its lawful assigns including payment of rentals and royalties as herein provided; and if at any time there shall be default on the part of lessee or breach of any of the terms or conditions hereof on the part of Lessee or by the successor in interest to the Lessee; and if such default or breach shall continue for a period of thirty (30) days after written notice from Lessor of such default or breach given to Lessee or successor in interest addressed to Lessee or successor in interest at the last address furnished by Lessee or successor in interest by United States mail, then at the expiration of said period of thirty (30) days immediately following such notice if the default or breach has not been remedied, then at the expiration of said period of thirty
(30) days, at the option of the Lessor, Lessor may issue written notice of termination and cancellation of this lease and forfeiture declaring that the leased premises and each and every part thereof have thereby reverted to the Lessor, including any and all fixtures and improvements required to be left with the property upon expiration, termination, or cancellation of this lease.

     In the event that the leasehold estate shall have been damaged or injured by the acts or neglect of the Lessee or operator, contractor, or assigns of Lessee, Lessor also shall have a right of action for damages and for restitution for any failure or refusal to comply with the terms and conditions of any statute of this State relating to reclamation or rehabilitation, or for abatement of pollution, together with rights for injunctive relief. Lessor also shall have the right to recover on any bond or other security deposited with the State of Utah in accordance with the terms or conditions hereinabove set forth for indemnification.

                    ARTICLE XX. DISPOSITION OF ROCK TAILINGS

     Rock, tailings, and waste materials resulting from the operation of the Lessee on this land which contain the metalliferous minerals enumerated in
Article I hereof are covered by this mineral lease, unless and until such time as Lessee renounces in writing the leasehold interest in such materials. In the event Lessee sells or otherwise disposes of any such rock, tailing, or waste materials, Lessee agrees to pay Lessor a Production Royalty on the materials consistent with the prevailing State of Utah royalty for materials or minerals of like kind.

     IN WITNESS WHEREOF, the parties have executed this lease as of the date hereinabove first written.

                                   THE STATE OF UTAH, acting by and through the BOARD OF STATE LANDS & FORESTRY and DIVISION OF STATE LANDS & FORESTRY

APPROVED AS TO FORM:
     JAN GRAHAM                    SCOTT HIRSCHI, DIRECTOR
  ATTORNEY GENERAL

By  /s/ Steven F. Alder            By   /s/ Edward W. Bonner
  -----------------------             ------------------------------------------
  STEVEN F. ALDER                     EDWARD W. BONNER, MINERALS SECTION MANAGER
                                      Division of State Lands & Forestry-LESSOR
   MAY 14, 1993

                                   SUMMO USA CORPORATION, c/o St. Mary minerals
                                                              Inc.
                                   ---------------------------------------------


                                   By /s/ Gregory A. Hahn
                                     -------------------------------------------
                                     Gregory A. Hahn, Executive Vice
                                     Pres. LESSEE

STATE OF UTAH                 )
COUNTY OF SALT LAKE           )

     On the 6th day of April, 1994, personally appeared before me EDWARD W. BONNER, who being by me duly sworn did say that he is the Minerals Section Manager of the Division of State Lands & Forestry of the State of Utah and the signer of the above instrument, who duly acknowledged that he executed the same.

     Given under my hand and seal this 6th day of April, 1994.


                                             /s/ Teresa [Illegible]
                                             ----------------------------------
                                             NOTARY PUBLIC, residing at:

My Commission Expires:

          5-5-95                             NOTARY PUBLIC SEAL

STATE OF COLORADO             )
COUNTY OF DENVER              )


     On the 23rd day of March, 1994, personally appeared before me Gregory A. Hahn, signer of the above instrument, who duly acknowledged to me that he executed the same.

     Given under my hand and seal this 23rd day of March, 1994.


                                             /s/ James C. [Illegible]
                                             ----------------------------------
                                             NOTARY PUBLIC, residing at:
                                             1776 Lincoln #1100
                                             Denver, CO  80203
My Commission Expires: February 14, 1997


STATE OF UTAH                 )
COUNTY OF                     )

     On the _____ day of _______________, 19_____, personally appeared before me who being duly sworn did say that he is an officer of and that said instrument was signed in behalf of said corporation by resolution of its Board of Directors, and said acknowledged to me that said corporation executed the same.

     Given under my hand and seal this _____ day of _______________, 19_____.



                                             ----------------------------------
                                             NOTARY PUBLIC, residing at:

My Commission Expires:

December 20, 1996


KENNECOTT UTAH COPPER CORPORATION
P.O. BOX 11248
SALT LAKE CITY, UTAH  84147

KENNECOTT UTAH COPPER CORPORATION (Seller) hereby agrees to sell and deliver, and SUMMO USA CORPORATION, San Juan County, UT (Buyer) agrees to purchase and receive the products on terms and subject to conditions specified below and on the reverse side of this Agreement.

     KC#                  3732

     Product:             Approximately 93% Sulfuric Acid, no specifications

     Quantity:            Nominal 50,000 short tons per year, 100% basis
                          H(2)SO(4)

     Price: For the first 24 months of deliveries, $35.00/st. 100% basis, f.o.b. Destination, delivered via truck. Price will be adjusted at the beginning of the 25th month of deliveries and annually thereafter, for one year of escalation or de-escalation, by the most recent Consumer Price Index that is available at that time.

     Delivery Period:     60 months beginning with start up of BUYER's Lisbon
                          Valley Mine.  Start up is estimated to be in January
                          1998.

     Delivery Schedule:   Pursuant to Summo Corporation's requirements, subject
                          to Kennecott Utah Copper Corporation's approval.

     Deliver Destination: Summo USA Corporation, Lisbon Valley Mine in San Juan
                          County, Utah.

     Unloading Period:    For truck shipments, a maximum two-hour unloading
                          period is allowed after arrival at destination, on a 24-hour basis, 7 days per week.

     Payment terms:       30 days from date of shipment.

     Payment              In U.S. Dollars by check to:

                              Kennecott Utah Copper Corporation
                              P.O. Box 224
                              Magna, UT   84044-0224

BUYER ACKNOWLEDGES THAT IT HAS READ THE TERMS AND CONDITIONS ON THE STANDARD KENNECOTT CONTRACT ON THE REVERSE SIDE OF THIS AGREEMENT AND BY SIGNING BELOW AGREES TO BE BOUND BY THESE TERMS AND CONDITIONS.


ACCEPTED   December 30  1996
         ----------------------

SUMMO USA CORPORATION                   KENNECOTT UTAH COPPER CORPORATION


BY  Robert A. Prescott                  BY  David A. Litum
   -----------------------------           ------------------------------
      OFFICER OF CORPORATION                  DIRECTOR-BYPRODUCT SALES

The SELLER and BUYER agree that the following terms and conditions govern the sale of the Product:

1. TAXES: All Federal, State or local taxes (except income taxes) now or hereafter imposed in respect to this order, or any transaction involved herein and/or the Production sale, use consumption, delivery, transportation of the Product shall be for account of the BUYER, and if paid or required to be paid by the SELLER, the amount thereof shall be added to and become a part of the price payable to the BUYER hereunder.

2. FINANCIAL RESPONSIBILITY: If, in the reasonable opinion of SELLER, the credit or financial responsibility of BUYER is, or becomes, impaired or unsatisfactory, SELLER reserves the right to demand cash or satisfactory security before making shipment. If BUYER fails to provide cash or satisfactory security to fully satisfy SELLER's demands, such failure shall constitute a breach of the Agreement, and SELLER shall have the right to withhold further shipments and/or to cancel this Agreement or any part of this Agreement at the option of SELLER, without any liability or obligations on the SELLER. Such withholding of shipments and/or cancellation, however, shall not affect the BUYER's liability for damages, including the costs associated with reshipment of tank railcars or tank trucks due to BUYER's failure to meet its financial responsibilities. Additionally, SELLER reserves the right to possession of the Product and the right to stop Product in transit. The acceptance by SELLER of any payment less than the full amount due shall not be a waiver of any rights of SELLER.

3. PAYMENT: Payment of the price shall be made in lawful money of the United States, as per the Payment Terms specified on the front of this document. If payment is not made when due, or in the manner herein provided, SELLER may at its option, without notice, cancel this Agreement as to all or any part of the unfilled quantity. Sales and use taxes paid or required to be paid by the SELLER, which are part of the price pursuant to Paragraph 1, shall be included in the billing for the Product delivery. All other taxes which become part of the price pursuant to Paragraph 1, the amount of which cannot be determined on the invoice date, will be billed when they become known and will be payable within thirty (30) days of billing date.

4. TITLE: Unless otherwise specified, title to and risk of loss of any shipment of Product shall pass from SELLER to BUYER FOB railroad tank car or tank truck at the destination point unless BUYER supplies the equipment to transport the Product, in which case title and risk of loss shall pass FOB railroad tank car or tank truck at loading point.

5. LIABILITY: SELLER assumes no responsibility for the condition of trucks, tank cars and related equipment supplied by BUYER. SELLER is not responsible for, and BUYER agrees to indemnify, defend, and save harmless the SELLER against any, and all liabilities, claims, investigations, suits, causes of action, judgments, losses, penalties, costs or expenses (including, without limitation, reasonable attorneys fees) (collectively, "Liabilities"), arising out of or in consequence of, or alleged to have arisen out of or in consequence of, in whole or in part 1) any breach or default by the BUYER of the terms or conditions of this Agreement, 2) any and all negligent acts by the BUYER, 3) any and all civil or criminal breaches or violations or statutes, regulations, ordinances, or otherwise by the BUYER, 4) any and all Liabilities predicated on theories of strict liability, whether imposed or arising under a statute, ordinance, regulation, or at common law or otherwise by the BUYER, 5) any and all improper acts of loading, transporting, storage, handling, or application of the Product by the BUYER, or, 5) any subsequent resale of the Product or other disposal by the BUYER, including, but not limited to, any and all representations or warranties that the BUYER makes to a third party in the course of the resale or other disposal of the Product, or 7) any and all other acts or omissions of BUYER, whether arising under this contract or otherwise, which result in Liabilities to the SELLER. BUYER hereby assumes liability for, and shall reimburse SELLER for, all damage to, and all loss or description of, any private tank car or tank truck (including the fittings and appurtenances thereto) occurring while said tank car or tank truck is in the possession of BUYER, except when such damage, loss or destruction does not result from the negligence or default of BUYER. BUYER's reimbursement of SELLER hereunder shall be limited to the lessor of: (a) the actual cost to SELLER of repairing, reconditioning or replacing said tank car or tank truck, or (b) the actual depreciated cash value of said tank car or tank truck at the time of such damage, loss or destruction. BUYER shall report promptly to SELLER all damage to, or loss or destruction of, any such tank car or tank truck, howsoever arising, occurring while such tank car or tank truck is in the possession or under the control of BUYER.

6. WARRANTY: Attached to this Agreement is a Composite Analysis, for the dates indicated, of the Product. SELLER OR PRODUCER MAKE NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WHETHER THE PRODUCT CONFORMS TO THE ATTACHED COMPOSITE ANALYSIS. NO WARRANTY BY SELLER OR PRODUCER (OTHER THAN WARRANTY OF TITLE AS PROVIDED IN THE UNIFORM COMMERCIAL CODE) SHALL BE IMPLIED OR OTHERWISE CREATED UNDER THE UNIFORM COMMERCIAL CODE INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

7. NOTICE: The BUYER shall give written notice of any claim for any cause whatsoever within ten (10) days after arrival of any shipment at destination, and failure to do so shall constitute a waiver by the BUYER of all claims with respect to such shipment. For any defect of quality established, SELLER's liability shall be limited to replacing any defective acid delivered hereunder and in no event shall SELLER incur liability for defects or damage to Products in which acid delivered hereunder is used or for any other kind of consequential, nominal, or incidental damages.

8. INVOICE: SELLER shall invoice BUYER for each delivery on the basis of price provided herein, and each such delivery shall constitute a separate and independent sale. SELLER's weights and analyses shall govern unless proven to be in error.

9. MUTUALLY AGREED PRODUCER: BUYER agrees that SELLER may meet its commitments under this Agreement by having a mutually agreed producer deliver Product on behalf of SELLER, so long as the agreed producer otherwise agrees to meet the terms and conditions of this Agreement.

10. FORCE MAJEURE: This Agreement is subject to the following conditions of force majeure. Any strike, lockout, difference with workmen, accident, fire, explosion, flood, earthquake, storm, unavoidable accident, mechanical breakdown (including shutdowns for maintenance and inventorying) mobilization, war (whether declared or undeclared), riot, rebellion, revolution, requirement, regulation, restriction, or other act of any government, whether legal or otherwise, the elements, inability to secure or delay in securing fuel, or other supplies or materials, or power, necessary for the operation of the mines and plants where the Product sold hereunder is produced or consumed, economic shutdown of SELLER's or BUYER's mine or plant facilities, delays or interruption to, or destruction of mines or plants of SELLER or BUYER, or any other acts beyond the control of the parties, whether or not of the nature or character hereinabove specifically enumerated which delays or interferes with the performance of this Agreement shall be considered sufficient justification for delay in making shipments, delivery or performance hereunder, in whole or in part, until such cause ceases to exist; and this Agreement shall be deemed suspended as long as such cause prevents or delays its execution. Neither party shall be responsible for or liable to the other for damages or expenses incurred or sustained because of any delay or failure to perform because of a condition of force majeure. If under any of the conditions set forth in this Paragraph, supplies of sulfuric acid available to SELLER are insufficient to complete delivery of orders accepted by SELLER prior to the occurrence of the condition or to SELLER's nominated long term regular contract customers. SELLER shall allocate available supplies pro rata to such long term customers until such customers' contractual requirements are met by SELLER, and then SELLER may, at its option, allocate available supplies (having first satisfied the long term customers' contractual requirements) in a manner it deems suitable, without liability for any damages sustained by BUYER. A nominated long term regular contract customer is a minimum annual tonnage commitment of 50,000 sl or more and five (5) years or longer in original contract duration. BUYER shall allocate purchased supplies pro rata to such long term suppliers until such suppliers' contractual requirements are met by BUYER, and then BUYER may at its option allocate purchases (having first satisfied the long term suppliers contractual requirements) in a manner it deems suitable without liability for damages sustained by supplier. If deliveries are interrupted or delayed for any condition of force majeure, the amount of Product which is not delivered at the regular order rate during the period of any such suspension or reduction shall, at the option of SELLER, be deducted from the full amount which otherwise would have been delivered under this order in which event SELLER shall not be obligated to make up such omitted deliveries either during the order period or after termination thereof. It is understood and agreed that SELLER shall be under no obligation to operate its copper smelters nor will it be under any obligation to operate its sulfuric acid plants except as, and to the extent that, it shall have available for that purpose sulfurous cases of commercial grade, produced in the course of operating its smelter and lack of such gases shall be deemed a cause beyond SELLER's control and subject to the Force Majeure provision and, notwithstanding paragraph 9 of this Agreement, SELLER is not obligated to find another producer to meet its obligations under a condition of force majeure.

11. HAZARDS: BUYER acknowledges that there are hazards associated with the use of the Product. BUYER agrees to make its personnel concerned with the Product aware of the hazards and assumes all responsibility for the warning of its employees and independent contractors of all hazards to persons and property in any way connected with Product. BUYER also assumes all responsibility for the risks of using Product in combination with other articles or substances and in any manufacturing process. The SELLER shall not be liable to the BUYER for any consequential, nominal, or incidental damages, including lost profits, arising out of the use, handling, storage, or any application or activity related to the Product. The SELLER shall not be liable to the BUYER for compensation, reimbursement or damages on account of loss of prospective profits or anticipated sales or on account of expenditures, investments or commitments in connection with the business or good will of the BUYER caused by failure of Product to conform to the specifications herein set forth.

12. CLAIMS: The BUYER will promptly notify the SELLER in writing of any claims, demands, suit, action, or proceeding with respect to the Product.

13. GOVERNING LAW: This Agreement shall be deemed to be made under and shall be governed by the laws of the Sale of Utah in all respects, including matters of construction, validity, and performance.

14. ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement between the parties as to the subject matter hereof and may not be changed or modified except by signed writing by the SELLER and BUYER.

15. AFFILIATES: This Agreement inures to the benefit of affiliates, subsidiaries, or parents of the parties.

16. SURVIVAL: The provisions of paragraphs 2, 3, 5 and 11 above survive termination of this Agreement.

17. PRICE PROTECTION: If, after the interval designated in the contract, BUYER is offered material of equal quality by a responsible domestic manufacturer for delivery to the same destination on like terms and conditions as herein provided in quantities adequate to fulfill the entire commitment to deliver product during the entire remaining term (time left) of this contract at a lower delivered cost to BUYER than the delivered cost hereunder. SELLER, within thirty days of receipt of written evidence of same, shall either meet such lower delivered cost or release BUYER from their obligation to purchase by cancelling this contract. The written evidence shall be in the form of a signed proposal to sell sulfuric acid to BUYER on the corporate stationery of the manufacturer or distributor. It must contain the price for sulfuric acid delivered to BUYER's facilities, the provision for changing the price, the volume offered, the term (dates the supply is to commence and end), and the product specifications.

STATE OF NORTH CAROLINA   )
                          )ss.
COUNTY OF                 )

     On this 17th day of April, 1996 before me the undersigned, a notary public, personally appeared Carolyn Moretz Jennings known to me to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same.


                                        /s/ Lisa A. Watkins
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

 8/26/98
---------

[SEAL]



STATE OF NORTH CAROLINA   )
                          )ss.
COUNTY OF CALDWELL        )

     On this 18th day of April, 1996 before me the undersigned, a notary public, personally appeared Helen Moretz Sides known to me to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same.

                                         /s/ Joan E. Magee
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

 4-29-96
---------

[SEAL]

                          AMENDMENT TO OPTION AGREEMENT

     This Amendment to Option Agreement is made and entered into as of March _____, 1996 by and between George Alfred Moretz, Carolyn Moretz Jennings, Helen Moretz Sides, Nancy Moretz Burnside, whose address is c/o of George Moretz, 1296 9th Street NW, Hickory, North Carolina 28601, and Christine Abernethy, whose address is 806 S. College Avenue, Newton, North Carolina 28658 ("Owners"), and SUMMO USA CORPORATION, a Colorado corporation and successor in interest to St. Mary Minerals Inc. ("St. Mary"), whose address is 1776 Lincoln Street, Suite 1100, Denver, Colorado 80203.

     WHEREAS, Owners and St. Mary entered into an Option Agreement dated September 1, 1993 pertaining to certain lands in Township 47 North, Range 19 West, in Montrose County, Colorado.

     WHEREAS, by Assignment and Assumption Agreement dated November 2, 1993, St. Mary assigned its interest in the option Agreement to Summo.

     WHEREAS, Owners and Summo now desire to amend the option Agreement and to ratify and confirm the Option Agreement as so modified.

     NOW, THEREFORE, in consideration of the following covenants, the Owners and Summo agree as follows:

     1. Subparagraph (b) of Article 7 is deleted in its entirety and replaced with the following:

          (b) Summo shall pay to Owners further option payments on the dates and in the amounts as follows:

               11-12-93                           $  10,000
               March 1, 1994                         20,000 (paid 2-7-94)
               September 1, 1994                     20,000 (paid 8-15-94)
               September 1, 1995                     50,000 (paid 8-16-95)
               September 1, 1996                     50,000
               September 1, 1997                     50,000
               September 1, 1998                     50,000
               September 1, 1999                     50,000
               September 1, 2000                     70,000
                                                  ---------
                                                  $ 370,000

     THIS Amendment shall be effective as of March 29, 1996.

     EXCEPT as herein amended, the Option Agreement is hereby ratified and confirmed by Owners and Summo as executed and as being in full force and effect.

STATE OF TENNESSEE                 )
                                   )ss.
COUNTY OF HAMILTON                 )

     On this 4th day of April, 1996 before me the undersigned, a notary public, personally appeared Nancy Moretz Burnside known to me to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same.


                                        /s/ Brian H. Sewell
                                        ---------------------------------------
                                        Notary Public


My Commission Expires:

My Commission Expires APRIL 21, 1999
------------------------------------

[SEAL]



STATE OF NORTH CAROLINA            )
                                   )ss.
COUNTY OF CATAWBA                  )

     On this 27th day of April, 1996 before me the undersigned, a notary public, personally appeared Christine Abernethy known to me to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same.


                                        /s/ Linda L. Griggs
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

 4-21-97
---------

[SEAL]

     THIS Amendment will inure to the benefit of and will be binding upon the respective successors, representatives and assigns of the Owners and Summo.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


/s/ George Alfred Moretz                     /s/ Carolyn Moretz Jennings
-----------------------------------          -----------------------------------
George Alfred Moretz                         Carolyn Moretz Jennings


/s/ Helen Moretz Sides                       /s/ Nancy Moretz Burnside
-----------------------------------          -----------------------------------
Helen Moretz Sides                           Nancy Moretz Burnside

                             /s/ Christine Abernethy
                        ---------------------------------
                               Christine Abernethy


                                             SUMMO USA CORPORATION


                                             By: /s/ [illegible]
                                             ----------------------------------


STATE OF NORTH CAROLINA            )
                                   )ss.
COUNTY OF CALDWELL                 )

     On this 18th day of April, 1996 before me the undersigned, a notary public, personally appeared George Alfred Moretz known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.


                                             /s/ Joan C. Magee
                                             ----------------------------------
                                             Notary Public


My Commission Expires:

 4-29-96
---------

[SEAL]

STATE OF COLORADO                  )
CITY AND                           )ss.
COUNTY OF DENVER                   )


     The foregoing instrument was acknowledged before me this 27th day of March, 1996, by Gregory A. Hahn, the president of Summo USA Corporation, on behalf of the corporation.


                                             /s/ Michelle Hebert
                                             ----------------------------------
                                             Notary Public


My Commission Expires:

 3-18-99
---------

[SEAL]